Exhibit 24.1

OMNIBUS POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Craig Steeneck and Kelley Maggs, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, in his or her capacity as an officer, director or manager, as the case may be, of the registrants listed below), one or more Registration Statements on Form S-4 and any amendments, including post-effective amendments, thereto relating to the 9 1/4% Senior Notes due 2015 and the 8 1/4% Senior Notes due 2017 (collectively, the “Notes”) of Pinnacle Foods Finance LLC and Pinnacle Foods Finance Corp. (the “Issuers”) and the guarantees relating to the Notes, and to file the same, with all exhibits thereto, and all other documents in connection therewith, as contemplated under the Registration Rights Agreements, dated as of December 23, 2009 and August 17, 2010, each among the Issuers, the Guarantors named therein, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and Banc of America Securities LLC, relating to the Notes, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done to enable the registrants listed below to comply with the provisions of the Securities Act of 1933, as amended, and all the rules, regulations and requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

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This Omnibus Powers of Attorney may be signed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS HEREOF, each of the undersigned has subscribed his or her name as of the 5th day of October, 2010.

Pinnacle Foods Finance LLC

Pinnacle Foods Finance Corp.

Avian Holdings LLC

Birds Eye Foods, Inc.

Birds Eye Foods LLC

BEMSA Holding, Inc.

GLK Holdings, Inc.

GLK, LLC

Kennedy Endeavors, Incorporated

Pinnacle Foods Group LLC

Pinnacle Foods International Corp.

Rochester Holdco LLC

Seasonal Employers, Inc.

/s/ ROGER DEROMEDI
Roger Deromedi

/s/ ROBERT J. GAMGORT
Robert J. Gamgort

/s/ JASON GIORDANO
Jason Giordano

/s/ JOSEPH JIMENEZ
Joseph Jimenez

/s/ PRAKASH A. MELWANI
Prakash A. Melwani

/s/ JEFF OVERLY
Jeff Overly

/s/ RAYMOND P. SILCOCK
Raymond P. Silcock

/s/ CRAIG STEENECK
Craig Steeneck